EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of West Bancorporation, Inc. of our report dated March 1, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of West Bancorporation, Inc., appearing in the Annual Report on Form 10-K of West Bancorporation, Inc. for the year ended December 31, 2016.

/s/ RSM US LLP

Des Moines, Iowa
April 28, 2017